EXHIBIT 99.1

[GRAPHIC OMITTED]
    MNI              Medical Nutrition USA, Inc.
                     10 West Forest Avenue, Englewood, NJ 07631


FOR IMMEDIATE RELEASE
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Contacts:         Medical Nutrition USA, Inc.         Investor Relations.
                  ---------------------------         -------------------
                  Alan Levy                           Andrew Barwicki
                  Vice President/Finance              516.662.9461
                  Chief Financial Officer             andrew@barwicki.com
                  800.221.0308
                  alevy@mnidirect.net

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             Medical Nutrition USA Shares to Begin Trading on NASDAQ
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ENGLEWOOD, N.J., April 17, 2007 /Marketwire -- Medical Nutrition USA, Inc.,
(MDNU.OB) today announced that it has been approved to list its common shares on The Nasdaq Capital Market. The Company's stock will begin trading under the symbol "MDNU" on Wednesday, April 18th.

"We are extremely pleased that Medical Nutrition USA meets the high standards of the NASDAQ Capital Market. We believe listing on the Nasdaq will provide recognition and visibility in the investment community, which will increase liquidity and enhance value for our shareholders", stated Frank A. Newman, Chairman and Chief Executive Officer.

Medical Nutrition USA, Inc. (http://www.mdnu.com) develops and distributes products for the nutritionally at risk who are under medical supervision. Its products are used primarily in long-term care facilities, hospitals, dialysis clinics and bariatric clinics. The company's product lines include Pro-Stat(R), Fiber-Stat(R) and private label products.

This press release contains forward-looking statements that are subject to certain risks and uncertainties. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Risks and uncertainties that could cause or contribute to such material difference include, but are not limited to, general economic conditions, changes in customer demand, changes in trends in the nursing home, renal care, health food and bariatric surgery markets, changes in competitive pricing for products, and the impact of our competitors' new product introductions. Our future financial condition and results of operations, as well as any forward- looking statements are subject to change and inherent risk and uncertainties. Other important factors that may cause actual results to differ materially from those expressed in forward-looking statements is contained in the Medical Nutrition USA, Inc. Annual Report on Form 10-KSB for the year ended January 31, 2006 as filed with the Securities and Exchange Commission on April 24, 2006 and Form 10-QSB for the third quarter of fiscal year 2007, filed on December 14, 2006.